As filed with the Securities and Exchange
                       Commission on August 27, 1997
                                               Registration No. 333-28947


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                               Amendment No. 1 to
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                               __________________

                            THERMO ECOTEK CORPORATION
             (Exact name of registrant as specified in its charter)

                               ------------------

                  Delaware                                04-3072335
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                               ------------------

                                245 Winter Street
                                   Suite 300
                          Waltham, Massachusetts 02154
                                 (617) 370-1500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                          Sandra L. Lambert, Secretary
                            Thermo Ecotek Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Seth H. Hoogasian, Esquire
                                 General Counsel
                            Thermo Ecotek Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                       Waltham, Massachusetts 02254-9046

                              ----------------------
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





             Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.   [   ]

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
        plans, check the following box.   [ x ]

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
        registration statement for the same offering.  [   ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
        [   ]

             If delivery of the prospectus is expected to be made
        pursuant to Rule 434, please check the following box.  [   ]

                               __________________





             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


PAGE

        PROSPECTUS

                                3,030,303 Shares

                            THERMO ECOTEK CORPORATION

                                  Common Stock



             This Prospectus relates to the resale of 3,030,303 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of Thermo Ecotek Corporation (the "Company") issuable upon conversion of $50,000,000 principal amount of the Company's outstanding 4-7/8% Convertible Subordinated Debentures due 2004 (the "Debentures"). The Debentures are convertible, at the option of the holder (a "Selling Shareholder"), at a conversion price of $16.50 per share, subject to adjustment for certain events. The Shares may be offered from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The sellers of the Shares and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

             None of the proceeds from the sale of the Shares will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the sellers of the Shares) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the sellers of the Shares against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.


                                  -------------
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







          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
               RACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
                  TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  _____________

             No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.


        ___________, 1997

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







                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at (http:\\www.sec.gov). The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

             The Company has filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York, 10048 and at 500 West Madison Street, Chicago, Illinois, 60661.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, Thermo Ecotek Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).

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





                                   THE COMPANY

             The Company provides a range of environmentally responsible technologies and products, including nonutility electric power generation using clean combustion processes and engineered clean fuels, as well as environmentally friendly pest control products through its biopesticides subsidiary, Thermo Trilogy Corporation ("Thermo Trilogy"). The Company's strategy is to leverage its experience with environmental technologies to take advantage of domestic and international opportunities created by increasingly strict environmental regulation and increased demand for non-utility electric power generation. The Company intends to follow this strategy through the pursuit of project development, joint venture and acquisition opportunities in the U.S. and abroad in which the Company's project and technical expertise can potentially enhance plant performance and profitability or take advantage of emerging market opportunities in environmentally responsible technologies.

             The Company has extensive experience in all aspects of power project development, including permitting, regulatory compliance, utility interface, financing, fuel procurement, construction management, operations and maintenance. Since 1987, the Company has owned and operated facilities fueled by agricultural and wood waste, including urban wood waste (referred to as "biomass").
        The Company currently operates seven such facilities representing total electric generating capacity of 140 megawatts. Due to the current high relative cost of constructing and operating biomass fueled plants, the Company is not currently considering the development of new biomass projects in the United States. However, were these market conditions to change, the Company would consider biomass as a potential fuel source in future domestic projects. The Company is considering the development of new international biomass projects in countries where market conditions support profitable biomass operations. In developing new projects, the Company expects to focus on its core strengths of project development and operations, and intends not to act as a general contractor for the construction of projects, but instead will seek to enter into turnkey construction contracts with third parties. The Company develops its projects and operates its facilities through joint ventures or limited partnerships in which the Company has a majority interest or through wholly owned subsidiaries (the "Operating Companies"). Except where the context otherwise requires, any reference herein to the Company includes the Operating Companies.

             The Company, through two Operating Companies, has entered into a limited partnership agreement with KFX Wyoming, Inc., a subsidiary of KFX Inc., to develop, construct and operate a 500,000 ton per year subbituminous coal beneficiation plant near Gillette, Wyoming. The plant will utilize certain patented clean coal technology to produce "K-Fuel," a low moisture, high energy fuel with reduced sulfur. The Company expects to begin commercial operation of the facility by the end of calendar 1997.

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





        However, because the technology being developed at the facility is new and untested, no assurance can be given that the Company will be able to commence commercial activities prior to the end of calendar 1997, or at all.

             In January 1996, the Company entered into a joint development agreement with a Czech/American development company to focus on expansion and environmental retrofits of existing Czech energy centers, and in September 1996, the Company formed a joint venture with Marcegaglia Group of Mantova, Italy, to develop, own and operate biomass-fueled electric power facilities in that country. The Company intends to pursue additional project development and acquisition opportunities both in the United States and internationally. Projects are expected to include power generation in international markets and "clean fuels" production and processing facilities such as the Gillette, Wyoming project. Projects may also include natural gas infrastructure facilities and investments in other environmental businesses in the future.

             In May, 1996, Thermo Trilogy acquired a business unit of W.R. Grace & Co. ("Grace") specializing in the manufacture and distribution of botanical extracts and microbial pesticide products. The botanical extracts, derived from the tropical "neem" tree, and the microbials developed at Grace control agricultural pests without endangering beneficial insects. More recently, Thermo Trilogy acquired the business of biosys, inc., a producer of pheromone, neem/azadiractin, nematodes and virus-based pesticide products, as well as disease resistant sugar cane.

             The Company operated as a segment of the Energy Systems Division (the "Division") of Thermo Electron Corporation ("Thermo Electron") from 1979 until its incorporation in Delaware in November 1989. Upon the Company's incorporation, Thermo Electron transferred certain of the assets and business of the Division to the Company in exchange for 10,500,000 shares of the Company's Common Stock and the assumption by the Company of certain liabilities of the Division. In December 1994, the name of the Company was changed from Thermo Energy Systems Corporation to Thermo Ecotek Corporation. As of June 28, 1997, Thermo Electron owned approximately 87% of the Company's outstanding Common Stock. The Company's principal executive offices are located at 245 Winter Street, Suite 300, Waltham, Massachusetts 02154, and its telephone number is (617) 370-1500.



                              SELLING SHAREHOLDERS

             The Selling Shareholders currently hold Debentures convertible into the Shares which are the subject of this Prospectus. It is unknown if, when or in what amounts a Selling Shareholder may offer Shares for sale and the names of the

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





        Selling Shareholders who may sell the Shares. There is no assurance that the Selling Shareholders will sell any or all of the Shares offered hereby.

             Because the Selling Shareholders may offer all or some of the Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares that will be held by the Selling Shareholders after completion of this offering, no estimate can be given as to the principal amount of the Shares that will be held by the Selling Shareholders after completion of this offering.

             Other than as a result of the ownership of the Debentures, to the best of the Company's knowledge, none of the Selling Shareholders had any material relationship with the Company within the three year period ending on the date of this Prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996, as amended.

             (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996.

             (3) The Company's Current Report on Form 8-K, filed with the Commission on January 17, 1997, as amended, with respect to the acquisition of biosys, inc.

             (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1997.

             (5) The Company's Current Report on Form 8-K, filed with the Commission on April 16, 1997, with respect to the sale of the Debentures.

             (6) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1997.

             (7) The Company's Current Report on Form 8-K, filed with the Commission on August 26, 1997, with respect to certain financial statements of biosys, inc.

             (8) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.



                                        5
PAGE

                  All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  LEGAL MATTERS

             The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company the fair market value of which exceeds $50,000.


                                     EXPERTS

             The financial statements and schedule of the Company for the three fiscal years ended September 28, 1996, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

             The financial statements of biosys, inc. for the three years ended December 31, 1995, incorporated in this Prospectus by reference to Amendment No. 1 to the Company's Current Report on Form 8-K/A dated January 17, 1997, except as they relate to the amounts included for Crop Genetics International Corporation as of and for the two-year period ended December 31, 1994, have been so incorporated in reliance on the report (which contains explanatory paragraphs relating to biosys, inc.'s ability to continue as a going concern, filing for relief under Chapter 11 of the U.S. Bankruptcy Code and subsequent sale of all substantially all assets) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting, and insofar as they relate to Crop Genetics International Corporation on the report of Ernst & Young LLP.



                                        6
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





             The financial statements of biosys, inc. for the two years ended December 31, 1996, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated August 26, 1997 have been so incorporated in reliance on the report (which contains explanatory paragraphs relating to biosys, inc.'s ability to continue as a going concern, filing for relief under Chapter 11 of the U.S. Bankruptcy Code, subsequent sale of substantially all assets, and a significant claim made by a former customer) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             The report of Ernst & Young LLP on the financial statements of Crop Genetics International Corporation for the three years ended December 31, 1994, incorporated by reference in this Prospectus and Registration Statement from the Company's Current Report on Form 8-K, as amended, filed with the Securities and Exchange Commission on January 17, 1997 is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements on which such report was given were not included within such Form 8-K, as amended.

































                                        7
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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

             The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee and the American Stock Exchange listing fee.

                                                               Amount
                                                               ------

        Securities and Exchange Commission Registration Fee  $  14,176
        American Stock Exchange listing fee  ................   17,500
        Legal fees and expenses  ............................    1,000

        Accounting fees and expenses  .......................    5,000
        Miscellaneous  ......................................    1,000
             Total  .........................................   38,676



             Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.


             Item 16.  Exhibits and Financial Statement Schedules.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

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             Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii)To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the registration statement or any material change to such information in the registration statement.

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the

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





                       securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 26th day of August, 1997.

                                      THERMO ECOTEK CORPORATION


                                      By:  /s/ Brian D. Holt
                                           ---------------------------
                                           Brian D. Holt, President
                                           and Chief Executive Officer



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature              Title               Date
                 ---------              -----               ----



                                  President, Chief
                                  Executive
        Brian D. Holt*            Officer and Director  August 26, 1997
        Brian D. Holt
                                  Vice President, Chief
                                  Financial Officer and
        John N. Hatsopoulos*      Director              August 26, 1997

        John N. Hatsopoulos
                                  Chief Accounting
        Paul F. Kelleher*         Officer               August 26, 1997
        Paul F. Kelleher

                                  Chairman of the Board
                                  and Director          August 26, 1997
        Jerry P. Davis


        George N. Hatsopoulos*    Director              August 26, 1997
        George N. Hatsopoulos


        Frank Jungers*            Director              August 26, 1997
        Frank Jungers

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   Signature              Title               Date
                 ---------              -----               ----



        William A. Rainville*     Director              August 26, 1997
        William A. Rainville


                                  Director              August 26, 1997
        Susan F. Tierney




             *By: /s/ Sandra L. Lambert
                  -----------------------------
                  Sandra L. Lambert
                  Attorney-in-Fact

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                                  EXHIBIT INDEX


        Exhibit                                                Sequential
        Number         Description of Exhibit                   Page No.
        ------         ----------------------                   --------


              5*     Opinion of Seth H. Hoogasian, Esq.

             23(a)    Consent of Arthur Andersen LLP

               (b)    Consent of Price Waterhouse LLP

               (c)    Consent of Ernst & Young LLP

               (d)    Consent of Seth H. Hoogasian, Esq.
                      (contained in Exhibit 5)

             24*      Power of Attorney (See Signature Page)


        ______________________

            *Previously filed.  All other exhibits filed herewith.







        AA972260040